SECURITY AGREEMENT

made by

THE ANDERSONS RAIL OPERATING I LLC

in favor of

SIEMENS FINANCIAL SERVICES, INC.,

as Agent

Dated as of

December 29, 2005

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of December 29, 2005 (this “Security Agreement”), made by THE ANDERSONS RAIL OPERATING I LLC (the “Borrower”) in favor of SIEMENS FINANCIAL SERVICES, INC., as Agent (in such capacity, the “Agent”) and the several banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Term Loan Agreement, dated as of December 29, 2005 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the Borrower, the Lenders and the Agent.

RECITALS

A. Pursuant to the Loan Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein.

B. It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Loan Agreement that the Borrower shall have executed and delivered this Security Agreement to the Agent.

ARTICLE I
DEFINITIONS.

Section 1.1 Definitions. Terms defined in the preamble hereof shall have their respective meanings when used herein. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement. The following terms shall have the following meanings for the purposes of this Security Agreement:

“Additional Collateral” has the meaning specified in Section 6.2(b).

“Collateral” has the meaning specified in Section 2.1.

“Cash Collateral Account” has the meaning specified in Section 3.1.

“Collateral Accounts” means the Collection Account and the Cash Collateral Account.

“Collection Account” has the meaning specified in Section 3.1.

“Eligible Investments” shall mean any one or more of the following obligations or securities:

(i) direct obligations of, and obligations fully guaranteed as a timely payment by, the United States, or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States;

(ii) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by any commercial bank, depository institution or trust company incorporated under the laws of the United States or any state thereof, provided, that (i) such commercial bank, depository institution or trust company shall have a combined capital and surplus of at least $500,000,000 and be subject to supervision and examination by federal and/or state banking authorities and (ii) at the time of such investment or contractual commitment providing for such investment such commercial bank, depository institution or trust company has the highest short and long-term unsecured debt rating issued by S&P (or, in the case of a company, such holding company has the highest short and long-term credit rating issued by S&P);

(iii) repurchase obligations with respect to and collateralized by (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States, in each case entered into with a depository institution or trust company (acting as principal) of the type described in clause (ii) above, provided that such repurchasing party has a rating of A-1 by S&P or P-1 by Moody’s and provided further that the Agent has taken delivery of such security;

(iv) commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations), payable on demand or on a specified date not later than the Business Day prior to the next subsequent Payment Date, having the highest short-term credit rating from S&P at the time of such investment; and

(v) shares with a constant net asset value in a mutual fund investing solely in short-term securities of the government of the United States and having the highest short-term credit rating from S&P, which shares are freely transferable by the holder on a daily basis.

“Equipment” or “Items of Equipment” means all of the those railcars as described in Schedule A hereto, and any railcars acquired at any time and from time to time by the Borrower, together with all accessories, equipment, parts, additions, improvements, accessions, attachments, repairs and appurtenances appertaining or attached to such railcars, whether now owned or hereafter acquired by Borrower, and all substitutions, replacements, accumulations or proceeds of any and all of said railcars.

“Exchange Account” means an account established pursuant to a 1031 Exchange Agreement.

“Expired Lease” an Equipment Lease that has expired or otherwise has terminated.

“Fair Market Value” means, with respect to any Item of Equipment, the value of such Item of Equipment (on an operating basis) which would be obtained in an arm’s-length transaction between an informed and willing buyer-user (other than a lessee currently in possession or a used equipment dealer) under no compulsion to buy, and an informed and willing seller under no compulsion to sell. Fair Market Value shall be determined from time to time as required by the Loan Documents in accordance with the most recent Appraisal delivered by the Borrower to the Agent, which Appraisal shall be conducted at the sole cost and expense of the Borrower.

“Loan Agreement” has the meaning specified in the initial paragraph of this Agreement.

“Lockbox Account” has the meaning specified in Section 3.1.

“Obligations” has the meaning specified in Section 2.1.

“Replacement Lease” means a lease of one or more Items of Equipment entered into by the Borrower that satisfies the following conditions: (i) such lease is entered into in an arms-length transaction that imposes no additional material obligations on the Borrower than those imposed by the Expired Lease or the Equipment Lease to which the original Item of Equipment being replaced was subject (such lease being the “Original Lease”), as the case may be, (ii) in the case of an Expired Lease, the discounted future lease payments contained in such lease are not less than the discounted future lease payments of the Original Lease, (iii) in the case of a replacement of Items of Equipment, such lease shall contain a fair market rental value (which shall include fair market rental escalation clauses), (iv) such lease is with a lessee that the Agent reasonably determines is comparable in creditworthiness to the lessee under the Expired Lease or the Original Lease, as applicable, (v) such lease is an Eligible Lease, (vi) such lease shall not permit the Equipment Lessee thereunder to make any prepayments of rent, (vii) such lease shall not expressly permit the transport or storage of any Hazardous Commodities on or in the related Equipment and (viii) such lease is expressly subject and subordinate to the Loan Documents and permits the Agent to take possession of the applicable Items of Equipment upon the occurrence of an Event of Default.

“Replacement Unit” means a replacement unit that (a) is an Eligible Item of Equipment, (b) is of similar make, model and age and having a Fair Market Value (based on a recent Appraisal conducted not more than thirty (30) days prior to the date of such determination), utility, condition and remaining useful life at least equal to the Item of Equipment it is intended to replace (assuming such Item of Equipment was in the condition required to be maintained by the terms of this Security Agreement and did not suffer a Casualty Loss), and (b) has been maintained in compliance with all the AAR’s mechanical regulations and industry commercial standards for revenue interchange loading.

“Security Agreement” means this Security Agreement, together with all Exhibits and Schedules attached hereto, as the same may be amended, supplemented or modified, from time to time.

“Tax Payment Amount” shall mean the amount required to pay all taxes, including, without limitation, any income, withholding, excise, sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes due and owing by the Borrower with respect to the activities of the Borrower to any taxing authority in any jurisdiction.

“UCC” means the Uniform Commercial Code in effect in the State of Delaware, unless otherwise specified, as amended from time to time.

Section 1.2 Other Interpretive Provisions. (a) Except as otherwise specified herein, all references herein (i) to any Person shall be deemed to include such Person’s successors and permitted assigns, (ii) to any applicable law defined or referred to herein shall be deemed references to such applicable law or any successor applicable law as the same may have been or may be amended or supplemented from time to time and (iii) any agreement or document shall be deemed references to such agreement or document as amended, supplemented, restated or otherwise modified and in effect from time to time.

(b) When used in this Security Agreement, (i) the words “this Security Agreement”, “herein,” “hereof” and “hereunder” and words of similar import shall refer to this Security Agreement as a whole (together with all Schedules and Exhibits) and not to any provision of this Security Agreement unless otherwise specified, and (ii) the words “Article,” “Section,” “Schedule” and “Exhibit” shall refer to Articles and Sections of, and Schedules and Exhibits to, this Security Agreement unless otherwise specified.

(c) Whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.

(d) Any item or list of items set forth following the word “including,” “include” or “includes” is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are “included,” such item or items are in such category, and shall not be construed as indicating that the items in the category in which such item or items are “included” are limited to such items or to items similar to such items.

(e) The table of contents and the captions to Articles and Sections and subsections of, and Schedules and Exhibits to, this Security Agreement are included for convenience of reference only and shall not constitute a part of this Security Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Security Agreement.

(f) References to days shall refer to calendar days unless Business Days are expressly specified.

ARTICLE II
SECURITY

Section 2.1 Grant of Security. The Borrower hereby assigns and transfers to the Agent, and hereby grants to the Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a) all Equipment, together with all the records, rents, mileage credits earned, issues, income, profits, avails and other proceeds (including insurance proceeds) therefrom;

(b) all Equipment Leases and other related Equipment Lease Documents, together with full power and authority with respect to any such lease to demand, receive, enforce, collect or give receipt for any of the foregoing rights or any property which is the subject of any of such leases, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which (in the opinion of the Agent) may be necessary or advisable in connection with any of the foregoing insofar, all records related to such leases and all Equipment Lease Proceeds;

(c) all Deposit Accounts (as defined in the UCC), including, without limitation, each of the Collection Account, the Cash Collateral Account and the Lockbox Account, including all amounts from time to time on deposit therein and all investments made with the proceeds thereof and all interest earned thereon, but shall not in any case include an Exchange Account;

(d) all of the Borrower’s rights under the Transfer Documents, the Servicing Agreement and the Management Agreement;

(e) all books and records pertaining to the Collateral; and

(f) to the extent not otherwise included, all “proceeds” (as defined in the Uniform Commercial Code as in effect from time to time in the State of New Jersey) and products of any and all of the foregoing.

Section 2.2 Borrower Remains Liable. It is expressly agreed that anything herein contained to the contrary notwithstanding, the Borrower shall remain liable under the Equipment Leases and all other Equipment Lease Documents to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and none of the Agent or the Lenders shall have any obligation or liability under the Equipment Leases by reason of or arising out of the assignment hereunder, and none of the Agent or the Lenders shall be required or obligated in any manner to perform or fulfill any obligations of the Borrower under or pursuant to the Equipment Leases or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

ARTICLE III
COLLATERAL ACCOUNTS

Section 3.1 Collection Account; Cash Collateral Account.

(a) On or before the Closing Date, the Borrower shall establish:

(i) a lockbox account with Fifth Third Bank and maintained by Fifth Third Bank in accordance with the Lockbox Agreement (the Lockbox Account”) in which Equipment Lease Proceeds shall be deposited by the Equipment Lessees;

(ii) a deposit account with Fifth Third Bank and maintained by Fifth Third Bank in accordance with the Collection Account Blocked Account Agreement (the “Collection Account”) in which the Borrower or the Servicer (on behalf of the Borrower) shall deposit all amounts from time to time in the Lockbox Account and all other Equipment Lease Proceeds received by the Borrower (or the Servicer), in accordance with the terms of the Loan Agreement; and

(iii) a deposit account with Fifth Third Bank and maintained by Fifth Third Bank in accordance with the Cash Collateral Blocked Account Agreement (the “Cash Collateral Account”) in which the Borrower or the Servicer (on behalf of the Borrower) shall deposit and maintain the Reserve Amount and deposit the aggregate Net Cash Proceeds of all Asset Sales and Recovery Events in accordance with Section 2.7 of the Loan Agreement.

(b) The Lockbox Account, the Collection Account and the Cash Collateral Account shall at all times be under the sole dominion and control of the Agent and the Borrower acknowledges and agrees that except as expressly provided in the Loan Documents (i) the Borrower will have no right of withdrawal from the Lockbox Account, the Collection Account or the Cash Collateral Account and (ii) the funds on deposit in such accounts shall at all time be collateral security for all of the Obligations.

(c) The Borrower shall from time to time execute and deliver one or more “blocked account agreements” or such other agreements in form and substance satisfactory to the Agent in order to ensure a continued a first priority perfected security interest in the Collection Account and the Cash Collateral Account.

(d) So long as no Default or Event of Default shall have occurred and be continuing, the funds on deposit in the Collateral Accounts may be invested and reinvested by the Agent in one or more Eligible Investments in the Agent’s sole discretion, and interest earned on such Eligible Investments shall be deposited in such accounts as additional collateral for the payment and performance of the Obligations. The Agent shall not in any way be held liable by reason of any insufficiency in the Collateral Accounts resulting from losses on investments made in accordance with the provisions of this Section 3.1. The Agent shall not be liable for any investment made by it in accordance with this Section 3.1 on the grounds that it could have made a more favorable investment.

Section 3.2 Payments from Collateral Accounts.

(a) On each Payment Date on which no Event of Default shall have occurred and be continuing, funds on deposit in the Collection Account shall be applied by the Agent in the following order of priority (without duplication):

first, to the Manager, any Tax Payment Amount then due and payable by the Borrower;

second, to the Agent, any fees and expenses due and payable and any arrearages thereof;

third, to the Manager (but only if the Manager is not The Andersons or an Affiliate of The Andersons), the Manager Fee (as defined in the Management Agreement) payable on such Payment Date, together with all accrued Operating Expenses (as defined in the Management Agreement) payable on such Payment Date;

fourth, to the Servicer (but only if the Servicer is not The Andersons or an Affiliate of The Andersons), the Servicer Fee (as defined in the Servicing Agreement) payable on such Payment Date;

fifth, to each Lender, ratably, any accrued but unpaid interest on such Lender’s Loan that is due and payable on such Payment Date;

sixth, to each Lender, ratably, all principal payments due and owing under the Loan Agreement on such Payment Date;

seventh, to the Agent and each Lender, any indemnification payments and any other amounts then due and payable by the Borrower pursuant to the Loan Agreement or any other Loan Document;

eighth, to the Agent, such amount necessary to ensure that an amount equal to the Reserve Account shall be on deposit in the Cash Collateral Account on such Payment Date;

ninth, to the Manager (if the Manager is an Affiliate of The Andersons), the Manager Fee payable on such Payment Date, together with all accrued Operating Expenses payable on such Payment Date;

tenth, to the Servicer (if the Servicer is an Affiliate of The Andersons), the Servicer Fee payable on such Payment Date;

eleventh, to the Manager, any expenses, indemnities and reimbursement payments owing thereto but not previously paid in accordance with the terms of the Management Agreement;

twelfth, to the Servicer, any expenses, indemnities and reimbursement payments owing thereto but not previously paid in accordance with the Servicing Agreement; and

thirteenth, to the Borrower or its designee, an amount equal to the excess of the remaining funds in the Collection Account on such Payment Date.

Notwithstanding the foregoing, the Agent shall only be required to make disbursements in accordance with this Section 3.2(a) if the Agent shall have received a written notice (other than for disbursements to the Agent or the Lenders) requesting such disbursements along with such documentation as the Agent may reasonably request to substantiate any disbursement request.

(b) On each Reinvestment Prepayment Date, the Agent shall apply funds on deposit in the Cash Collateral Account in an amount equal to the applicable Reinvestment Prepayment Amount as a prepayment of the Loans in accordance with Section 2.7 of the Loan Agreement.

(c) On the date on which all Obligations have been paid in full, the Agent shall withdraw all amounts then on deposit in the Collateral Accounts and deliver such amounts to the Borrower or its designee.

(d) Upon the occurrence and during the continuance of any Event of Default, all amounts in the Collateral Accounts shall be applied by the Agent as specified in Section 7.3.

Section 3.3 Cash Collateral Account; Release of Proceeds.

(a) The Agent shall be entitled to retain all Net Cash Proceeds of Asset Sales and Recovery Events together with all other deposits by the Borrower into the Cash Collateral Account in accordance with the terms of the Loan Agreement, and to hold such amounts as additional Collateral hereunder.

(b) If on any Payment Date the funds on deposit in the Collection Account are insufficient to make the payments to the Agent and the Lenders as set forth in Section 3.2, the Agent may apply an amount of the funds on deposit in the Cash Collateral Account as may be necessary to make such payments in full to the Agent and the Lenders.

(c) Amounts on deposit in the Cash Collateral Account shall not be released to the Borrower except that, so long as no Event of Default or Default has occurred and is continuing or would occur as a result of taking such action, the Agent will release to the Borrower, upon no less than 2 Business Days prior written notice to the Agent, amounts on deposit in the Cash Collateral Account consisting of the Net Cash Proceeds of Asset Sales and Recovery Events to pay the purchase price for Replacement Units in accordance with Section 6.2; provided, however, that no such monies shall be released to the Borrower (i) prior to the delivery of such Replacement Unit to the Borrower and the perfection of the Lien hereof on such Replacement Unit and any related Replacement Lease that ensures that the Agent has a first priority Lien on such Replacement Unit and Replacement Lease and (ii) unless the Borrower has provided the Agent with copies of the invoices for such Replacement Unit or such other documents as the Agent may reasonably request.

ARTICLE IV
COVENANTS AND WARRANTIES OF BORROWER

The Borrower covenants, warrants and agrees with the Agent that until the Obligations are paid in full:

Section 4.1 Maintenance of Equipment.

(a) The Borrower shall, and shall require and use its best efforts to cause, each Person in possession of any of the Equipment to, use the Equipment only in the manner for which they were designed and intended and so as to subject it only to ordinary wear and tear. The Equipment shall not be used in any manner which is in violation of applicable law or the insurance required to be maintained by the Borrower under Section 4.2.

(b) The Borrower shall maintain, service and repair each Item of Equipment or shall cause each Item of Equipment to be maintained, serviced and repaired (in either case, subject to scheduling in the ordinary course of business), so that each Item of Equipment and the component parts thereof (i) are in as good order and repair as when initially subjected to the Lien of this Security Agreement (ordinary wear and tear excepted), (ii) are in compliance with all applicable laws governing the use and maintenance thereof, (iii) are in compliance with the requirements of any insurance policies required pursuant to Section 4.2, and (iv) are in material compliance with manufacturer’s maintenance recommendations and eligible under manufacturer’s warranties. Without limiting the foregoing, the Borrower shall maintain and keep the Equipment (or shall cause the Equipment to be maintained and kept) suitable for the commercial use as originally designed and intended in interchange service, in accordance with and prudent industry practice. The Borrower shall also maintain or cause to be maintained all records, logs and other materials required by the AAR, the United States Department of Transportation and any other governmental entity having jurisdiction over the Equipment or the Borrower.

Section 4.2 Insurance.

(a) The Borrower shall maintain insurance or require each Equipment Lessee to maintain insurance at all times with insurers or re-insurers of recognized reputation and responsibility as follows:

(i) The Borrower will maintain “all risk” property insurance in respect of the Equipment in such amounts consistent with prudent Class I railroad industry standards with no limits on the maximum number of covered occurrences (such that there are no limitations on the number of “occurrences” covered by such insurance during the term of any such insurance policy); and

(ii) The Borrower will maintain liability insurance with respect to third-party personal injury, death and property damage (including contractual liability insurance), Federal Employers Liability Act coverage and against risks as are customarily carried in the United States by owners or lessors of rolling stock similar to the Equipment (and, in any event, covering such risks as are covered by the Borrower’s liability insurance in effect on the Closing Date) in an amount not less than $5,000,000 per occurrence with no limits on the maximum number of covered occurrences (such that there are no limitations on the number of “occurrences” covered by such insurance during the term of any such insurance policy).

(b) Notwithstanding the foregoing, the Borrower shall be permitted to self-insure in an amount up to $250,000 with respect to its deductible for liability and property damage policies.

(c) The insurance policies carried by the Borrower shall (i) require 30 days’ prior notice to the additional insureds of cancellation for any reason or material change in the type or limits of coverage and provide that one or more of the additional insureds may renew such coverage; (ii) not require contributions from other policies held by the additional insureds; (iii) waive any right of subrogation of the insurers against the additional insureds; (iv) name the Agent as additional insureds, in the case of liability insurance, and as loss payee, in the case of property insurance; (v) continue to insure such additional insured regardless of any breach or violation of any warranty, declaration or condition contained in such policy by the Borrower or any Person; and (vi) waive any right to claim any premium or commissions against the additional insured.

(d) If the Borrower fails to maintain the insurance coverages specified in this Section 4.2, the Agent may, at its option, but shall not be required to (unless directed to do so by the Required Lenders), obtain such insurance, and in such event, the Borrower shall, upon demand from time to time, reimburse the Agent for the cost of such insurance which each Issuer shall have failed to maintain and which the Agent shall have obtained in accordance herewith, together with interest thereon at the Default Rate, from the date of payment thereof to but excluding the date of receipt of such reimbursement.

(e) The Borrower shall deliver to the Agent (i) on the Closing Date, evidence in form and substance satisfactory to the Agent of the insurance policies specified in this Section 4.2, and (ii) thereafter, thirty (30) days prior written notice before any cancellation, expiration, cessation, reduction in amount or change in coverage thereof shall become effective.

Section 4.3 Preservation of Collateral.

(a) The Borrower will warrant and defend the title to the Collateral against all claims and demands of all Persons other than Permitted Liens. The Borrower will not assign, sell, lease, transfer or otherwise dispose of, nor will the Borrower suffer or permit any of the same to occur with respect to, the Collateral, except as expressly provided in the Loan Documents. The Borrower will not create, assume or suffer to exist any Lien on the Collateral other than Permitted Liens, and the Borrower shall pay or discharge, at its own cost and expense, any and all claims, liens or charges other than Permitted Liens.

(b) The Borrower shall advise the Agent promptly, in reasonable detail, of any Lien (other than Permitted Liens), claim or demand made or asserted against any of the Collateral and of any event affecting the Agent’s security interest in the Collateral.

Section 4.4 Further Assurances. (a) The Borrower shall maintain the security interests created by this Security Agreement as first priority perfected security interests subject only to Permitted Liens, to the extent such Permitted Liens are expressly permitted by the Loan Documents to have priority, and shall defend such security interests against all claims and demands of all persons whomsoever (other than those pursuant to Permitted Liens).

(b) The Borrower will, at its own expense, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, transfers and assurances reasonably requested by the Agent for the perfection and maintenance of the perfection and priority of the security interests in the Collateral (other than Permitted Liens), whether now owned or hereafter acquired, or for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted.

Section 4.5 Recordation and Filing.

(a) The Borrower will (i) cause this Security Agreement (or a memorandum of this Security Agreement in form and substance satisfactory to the Agent) and any supplements hereto at all times to be executed, recorded and filed, at the sole expense of the Borrower, with the STB and with the Registrar General, and all financing and continuation statements to be filed with the Secretary of State of the State of Delaware, and cause such documents and all similar notices required by applicable law to be filed in such other jurisdictions and with such other Federal, state, provincial or local government or agency thereof where the Agent deems it necessary or reasonably appropriate under the circumstances to perfect, protect, or preserve its lien on the Collateral, in order to fully preserve and protect the rights of the Agent hereunder; and (ii) at its own expense, furnish to the Agent promptly after the execution and delivery of any supplement to this Security Agreement, opinions of each of in-house counsel to the Borrower or its affiliates, of Alvord & Alvord, special STB counsel to the Borrower, and of McCarthy Tétrault LLP, special Canadian counsel to the Borrower, which opinions shall be in form and substance reasonably satisfactory to the Agent.

(b) The Borrower hereby authorizes the Agent to execute and file all such documents (including, without limitation, the filing of this Security Agreement or a memorandum thereof and any supplements thereto, and any Uniform Commercial Code Financing Statements or amendments thereto) which the Agent may deem necessary to perfect, protect, or preserve the liens and security interests created hereunder (including the priority thereof (other than Permitted Liens)) and the Borrower grants to the Agent a power of attorney to sign on behalf of the Borrower, execute and file any such documents.

Section 4.6 Power of Attorney.

(a) The Borrower does hereby irrevocably constitute and appoint the Agent its true and lawful attorney with full power of substitution for it and in its name, place and stead, to file UCC-1 financing statements and continuation statements, which appointment is irrevocable and coupled with an interest.

(b) The Borrower does hereby irrevocably constitute and appoint the Agent its true and lawful attorney with full power of substitution for it and in its name, place and stead, to ask, demand, collect, receive receipt for and sue for any and all Equipment Lease Proceeds hereof with full power to settle, adjust or compromise any claim thereunder as fully as the Borrower could itself do, and to endorse the name of the Borrower on all instruments or commercial paper given in payment or in part payment thereof, and in its discretion to file any claim or take any other action or proceedings, either in its own name or in the name of the Borrower or otherwise, which the Agent may deem necessary or, in its reasonable discretion, appropriate under the circumstances, to perfect, protect and preserve the right, title and interest of the Agent in and to such Equipment Lease Proceeds and the liens and security interests intended to be afforded hereby (including the priority thereof (other than Permitted Liens)). The appointment of this power of attorney is irrevocable and coupled with an interest.

(c) The parties acknowledge that the powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and that anything herein contained to the contrary notwithstanding, the Agent shall have no duty, obligation or liability by reason of or arising out of this Security Agreement to make any inquiry as to the nature or sufficiency of, to present or file any claim with respect to, or to take any action to collect or enforce the payment of, any amounts to which it may be entitled at any time by virtue of this Security Agreement.

Section 4.7 Location. The Borrower’s location (as such term is used in Section 9-307 of the UCC) is Delaware and the place where all its interest in, to and under the Security Agreement and its records concerning the Equipment are kept, are located at 480 W. Dussel Drive, Suite S, Maumee, OH 43537, and it agrees to give the Agent at least 30 days’ prior written notice of any change in the Borrower’s location or place where said records are kept and, if applicable, of any change in its name or the Borrower’s type of, or jurisdiction of, organization.

Section 4.8 Reports. The Borrower shall cause each of the Manager and the Servicer to timely furnish to the Agent all reports, certificates or other items required to be delivered to the Agent and the Borrower in accordance with the Management Agreement and the Servicing Agreement. The Borrower shall (or shall cause the Manager to) keep proper books and records with respect to the Equipment and each Equipment Lease and the other Collateral. The Agent shall have the right (but not any obligation) by its agents to inspect the Borrower’s records with respect to the Items of Equipment (and the right to make extracts from and to receive from the Borrower true copies of such records relating to the Collateral other than the Equipment Leases except as otherwise provided herein) at such reasonable times as the Agent may request during the continuance of this Security Agreement.

Section 4.9 Marking of Equipment.

(a) The Borrower shall cause the placement of reporting marks or such other marks, legends, or placards on the Equipment as shall be appropriate or necessary to comply with any regulation imposed by the STB, the AAR or any equivalent authority. Immediately following the Closing Date, except with respect to the reporting marks which are the subject of the Car Mark Agreement, the Borrower covenants to (or cause the Manager to) take all necessary action to change the UMLER designation associated with the reporting marks relating to the Equipment so as to reflect the Borrower’s ownership of said marks immediately following the Closing Date. The Borrower will cause each Item of Equipment owned to be kept numbered with the road number serial number as shall be set forth on Schedule A hereto (as amended from time to time). Except as otherwise contemplated in the Car Mark Agreement, the Borrower shall not allow the name of any other Person to be placed on any Item of Equipment as a designation that might be identified as a claim of any interest therein; provided, however, that nothing herein contained shall prohibit the Borrower or any Equipment Lessee from placing its name, trademarks, initials, customary colors and other insignia on, or from naming, any Item of Equipment.

(b) The Borrower shall not change the identification number of any Item of Equipment unless and until a statement of a new number or numbers to be substituted therefor shall have been delivered to the Agent and filed, recorded and deposited by the Borrower in all appropriate public offices, including the public offices where this Security Agreement (or a memorandum thereof) shall have been filed, recorded and deposited.

ARTICLE V
SPECIAL PROVISIONS CONCERNING LEASES

Section 5.1 Borrower’s Rights Under Equipment Leases. Until the occurrence and continuance of an Event of Default, but subject to the terms of this Security Agreement and the other Loan Documents, the Borrower may exercise all of the Borrower’s rights, powers, privileges and remedies under the Equipment Leases.

Section 5.2 Delivery of Equipment Lease Documents.

(a) Except as set forth on Schedule B to the Loan Agreement, on or before the Closing Date, the Borrower shall deliver to the Agent with respect to each Equipment Lease (i) the chattel paper original of such Equipment Lease, other than the chattel paper original of any Equipment Lease not otherwise in the Borrower’s possession which the Borrower shall (or shall cause the Manager to) deliver to the Agent as soon as practicable and (ii) certified copies of all other related Equipment Lease Documents.

(b) After the Closing Date, the Borrower shall (or shall cause the Manager to) deliver to the Agent (i) the chattel paper original of each Replacement Lease, (ii) certified copies of all other Equipment Lease Documents related to each Replacement Lease, (iii) the chattel paper original of each amendment, supplement or other modification to any Equipment Lease or any Replacement Lease and (iv) certified copies of each amendment, supplement or other modification to any other Equipment Lease Document.

ARTICLE VI
COLLATERAL

Section 6.1 Possession of Collateral. So long as no Event of Default has occurred and is continuing, the Borrower and each Equipment Lessee party to an Equipment Lease shall be permitted to remain in full possession, enjoyment and control of the Equipment the rights under the Equipment Leases, and to manage, operate and use the Equipment and each part thereof with the rights and franchises pertaining to the Equipment; provided always that the possession, enjoyment, control and use of the Equipment shall at all times be subject to the observance and performance of this Security Agreement and the other Loan Documents.

Section 6.2 Replacement Units; Additions to Collateral.

(a) In the event that Items of Equipment have been the subject of a Recovery Event or a Disposition permitted under Section 5.1(m)(i) of the Loan Agreement and the Borrower in consequence thereof has deposited the Reinvestment Deferred Amount in respect thereof in the Cash Collateral Account pursuant to Section 2.7(b) of the Loan Agreement, the Borrower may, at any time prior to the applicable Reinvestment Prepayment Date, purchase and substitute Replacement Units. So long as (i) no Default or Event of Default has occurred and is continuing or would occur as a result of the purchase of Replacement Units and (ii) the addition of such Replacement Units and related Replacement Leases are in accordance with the terms of the Loan Documents, an amount equal to the lesser of (x) the purchase price of the Replacement Units and (y) the Reinvestment Deferred Amount related to such Asset Sale or Recovery Event, shall be withdrawn from the Cash Collateral Account by the Agent and paid by the Agent (on behalf of the Borrower) to the seller of such Replacement Units. In the event the Borrower elects to add a Replacement Unit pursuant to this Section 6.2(a), such Replacement Unit and the Replacement Lease covering such Replacement Unit shall become subject to the perfected Lien of this Security Agreement and the security interest of the Agent, all pursuant to a supplement to this Security Agreement in the form of Exhibit A, to be executed by the parties hereto and filed with the STB and the Registrar General. The Borrower shall deliver to the Agent such supplement, together with opinions of counsel reasonably acceptable to the Agent (and opinions of such counsel substantially in the form as delivered on the Closing Date shall be deemed acceptable) and addressed to the Agent on behalf of the Lenders confirming the Agent’s perfected security interest therein under United States, Canada and Delaware law and all applicable UCC financing statements and certified copies of all other documents and instruments relied upon by such counsel in providing their opinions.

(b) So long as no Event of Default or Default has occurred and is continuing or would occur as a result of taking such action, the Borrower may, in accordance with the following provisions, add Eligible Items of Equipment and Eligible Leases to the Collateral (“Additional Collateral”) subject to the Lien of this Security Agreement (i) pursuant to Section 2.7(a) or 5.1(m)(iii) of the Loan Agreement, (ii) in connection with any Asset Sale permitted by Section 5.1(m) of the Loan Agreement, (iii) to cure any Default or Event of Default under the Loan Agreement capable of being cured by adding Equipment and related Equipment Leases or (iv) to cure any breach of the Borrower’s covenant contained in any Loan Document capable of being cured by adding such railcars and related leases; provided that any such Eligible Leases are in accordance with the definition of Replacement Lease. The Borrower shall effect such addition by subjecting any such railcars and related Leases to the Lien of this Security Agreement, pursuant to a supplement to this Security Agreement in the form of Exhibit A hereto, to be executed by the parties hereto and filed with the STB and the Registrar General. The Borrower shall deliver to the Agent such supplement, together with opinions of counsel reasonably acceptable to the Agent (and opinions of such counsel substantially in the form as delivered on the Closing Date shall be deemed acceptable) and addressed to the Agent on behalf of the Lenders confirming the Agent’s perfected security interest therein under United States, Canada and Delaware law and all applicable UCC financing statements and certified copies of all other documents and instruments relied upon by such counsel in providing their opinions.

(c) Notwithstanding anything to the contrary herein or on the other Loan Documents, prior to the addition of any Additional Collateral to the Collateral, the Borrower shall provide the Agent with evidence in form and substance satisfactory to the Agent in its sole discretion that the credit quality of the Equipment Lessees under all the Equipment Leases, taken as a whole, shall be no less favorable than prior to the addition of such Additional Collateral.

(d) Schedule A hereto shall be supplemented from time to time to reflect each addition or substitution of any Items of Equipment or any Equipment Leases.

ARTICLE VII
AGENT’S RIGHTS

Section 7.1 Agent’s Rights. The Borrower agrees that when any Event of Default has occurred and is continuing, the Agent shall have the rights, options, duties and remedies of a secured party under applicable law and the rules of STB and under the UCC (regardless of whether such UCC or a law similar thereto has been enacted in a jurisdiction wherein the rights or remedies are asserted) as applicable, and the Agent shall have the following rights and remedies:

(a) The Agent shall have all the rights of a secured party under the rules of STB and under the UCC to enforce the security interests contained herein.

(b) The Agent personally or by agents or attorneys, shall have the right (subject to (i) compliance with any applicable mandatory legal requirements and (ii) the rights of the Equipment Lessees in the Equipment and under the Equipment Leases) to take immediate possession of the Collateral, or any portion thereof, and for that purpose may pursue the same wherever it may be found, and may enter any of the premises of the Borrower, with or without notice, demand, process of law or legal procedure, if this can be done without breach of the peace, and search for, take possession of, remove, keep and store the Collateral, or use and operate or lease the Collateral until sold, and the Borrower shall deliver, or cause to be delivered, possession of the Equipment to the Agent or its agents where the same may be found or at such place or places as the Agent may reasonably require.

(c) The Agent shall have the right to deliver the Notice of Assignment to each of the Equipment Lessees.

(d) Any Collateral repossessed by the Agent under or pursuant to this Section 7.1 may be sold, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Agent or after any overhaul or repair which the Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days’ prior written notice to Borrower specifying the times at which such disposition is to be made and the intended sale price or other consideration therefor. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days’ prior written notice to Borrower specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the City of New York. To the extent permitted by any such requirement of law, the Agent may itself bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to Borrower (except to the extent of surplus money received as provided in Section 7.3). In the payment of the purchase price therefor, the Agent shall be entitled to have credit on account of the purchase price thereof of amounts owing to the Agent on account of the indebtedness hereby secured and the Agent may deliver the claims for interest on or principal of the Loan or other indebtedness hereby secured in lieu of cash up to the amount which would, upon distribution of the net proceeds of such sale, be payable thereon. If, under mandatory requirements of applicable law, the Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to Borrower as hereinabove specified, the Agent need give Borrower only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.

(e) The Agent may proceed to protect and enforce this Security Agreement by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted, or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Collateral or any part thereof, for the recovery of judgment for the indebtedness hereby secured or for the enforcement of any other legal or equitable remedy available under applicable law.

Section 7.2 Effect of Sale. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Borrower in and to the property sold and shall be a perpetual bar, both at law and in equity, against the Borrower, its successors and assigns, and against any and all persons claiming the property sold, or any part thereof under, by or through the Borrower, its successors or assigns.

Section 7.3 Application of Sale Proceeds. The proceeds of any sale of the Collateral, or any part thereof, and the proceeds of any remedy hereunder shall be paid to and applied as follows:

(a) first, to the payment of all costs and expenses including those of foreclosure or suit, if any, and of such sale, and of all reasonable expenses, liability and advances, including legal expenses and reasonable attorneys’ fees, incurred or made hereunder, under the Notes, or under the Loan Agreement or the other Loan Documents, by the Agent and the Lenders;

(b) second, to the Manager (but only if the Manager is not The Andersons or an Affiliate of The Andersons), for all amounts then owing or unpaid in respect of the Management Agreement;

(c) third, to the Servicer (but only if the Servicer is not The Andersons or an Affiliate of The Andersons), for all amounts then owing or unpaid in respect of the Servicing Agreement;

(d) fourth, to the payment of the amounts then owing or unpaid in respect of the Loans ratably to the Lenders and any other amounts owed to the Agent and the Lenders in accordance with the provisions of the Loan Documents;

(e) fifth, to the Manager (if the Manager is The Andersons or an Affiliate of The Andersons), for all amounts then owing or unpaid in respect of the Management Agreement;

(f) sixth, to the Servicer (if the Servicer is The Andersons or an Affiliate of The Andersons), for all amounts then owing or unpaid in respect of the Servicing Agreement;

(g) seventh, to the payment of the surplus, if any, to the Borrower, its successors and assigns, or to whosoever may be lawfully entitled to receive the same.

Section 7.4 Discontinuance of Remedies. In case the Agent shall have proceeded to enforce any right under this Security Agreement by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, and in every such case, the Borrower and the Agent shall be restored to their former respective positions and rights hereunder with respect to the property subject to the security interest created under this Security Agreement.

Section 7.5 Cumulative Remedies. No delay or omission of the Agent to exercise any right or power arising from any default on the part of the Borrower, shall exhaust or impair any such right or power or prevent its exercise during the continuance of such default. No waiver by the Agent of any such default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent default, or to impair the rights resulting there from except as may be otherwise provided herein. The Agent may exercise any one or more or all of the remedies hereunder and no remedy is intended to be exclusive of any other remedy but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or otherwise existing now or hereafter at law or in equity; nor shall the giving, taking or enforcement of any other or additional security, collateral or guaranty for the payment of the indebtedness secured under this Security Agreement operate to prejudice, waive or affect the security of this Security Agreement or any rights, powers or remedies hereunder, nor shall the Agent be required to first look to, enforce or exhaust such other or additional security, collateral or guaranties.

Section 7.6 Indemnity. The Borrower agrees to indemnify, protect and hold harmless the Agent, and its assigns, directors, officers, employees, agents or representatives in accordance with and pursuant to Section 8.8 of the Loan Agreement as if such Person were an Indemnified Person named therein.

Section 7.7 Costs and Expenses. Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys’ fees and legal expenses incurred by the Agent or the Lenders in connection with the filing or recording of this Security Agreement or any memorandum thereof, financing statements and other documents (including all taxes in connection with the filing and recording of such documents) in public offices, the payment or discharge of any taxes relating to the Collateral or imposed upon the Borrower, insurance premiums, encumbrances or otherwise protecting, maintaining or preserving the Collateral, or the enforcing, foreclosing, retaking, holding, storing, processing, selling or otherwise realizing upon the Collateral and the Agent’s security interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or related to the transaction to which this Security Agreement relates, shall be borne and paid by the Borrower on demand by the Agent, and until so paid shall be added to the principal amount of the Loan and shall bear interest at the Default Rate prescribed in the Loan Agreement.

ARTICLE VIII
MISCELLANEOUS

Section 8.1 Successors and Assigns. All the covenants, promises and agreements in this Security Agreement contained by or on behalf of the Borrower or by or on behalf of the Agent shall bind and inure to the benefit of the successors and assigns of such parties whether so expressed or not, except the Borrower shall not be permitted to assign its obligations hereunder without the consent of all of the Lenders under the Loan Agreement.

Section 8.2 Entire Agreement. This Security Agreement, together with the Loan Documents and other agreements referred to herein, constitute the entire understanding between the parties with respect to the subject matter hereof. All prior agreements, understandings, representations, warranties and negotiations, if any, are merged into this Security Agreement, and this Security Agreement is the entire agreement relating to the subject matter hereof. This Security Agreement cannot be changed or terminated orally.

Section 8.3 Partial Invalidity. The unenforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

Section 8.4 Notices. All notices and communications provided for herein shall be given to such parties, at such addresses and in such manner as is provided in the Loan Agreement.

Section 8.5 Termination. This Security Agreement and the security interest granted hereby shall terminate when the Obligations have been indefeasibly fully and finally paid or discharged, at which time the Agent shall, at the Borrower’s sole expense, execute and deliver to the Borrower all Uniform Commercial Code termination statements and such similar documents or proper instrument or instruments which the Borrower shall reasonably request to evidence such termination and the release of Collateral.

Section 8.6 Governing Law. THIS SECURITY AGREEMENT, INCLUDING THE VALIDITY HEREOF, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW JERSEY.

Section 8.7 Consent to Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE BORROWER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL, STATE OR LOCAL COURT IN THE COUNTY OF MIDDLESEX, STATE OF NEW JERSEY AND THE BORROWER HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THE LOAN DOCUMENTS, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

Section 8.8 Counterparts. This Security Agreement may be executed, acknowledged and delivered in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

Section 8.9 Waiver of Jury Trial. THE BORROWER AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE AGENT AND EACH LENDER, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

Section 8.10 Waiver. The Borrower hereby waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding in connection with this Agreement any special, exemplary, punitive or consequential damages.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Borrower has executed this Security Agreement as of the day and year first above written.

THE ANDERSONS RAIL OPERATING I LLC

By: /s/ Richard R. George
Name: Richard R. George
Title: Manager

Exhibit A
to the Security Agreement

SUPPLEMENT NO. ___
TO
SECURITY AGREEMENT

SUPPLEMENT No.      (this “Supplement”) dated as of      , 200     to the Security Agreement, dated as of December 29, 2005 (as amended, supplemented or modified from time to time, the “Security Agreement”), made by THE ANDERSONS RAIL OPERATING I LLC in favor of SIEMENS FINANCIAL SERVICES, INC., as Agent (in such capacity, the “Agent”) and the several banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Term Loan Agreement, dated as of December 29, 2005 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the Borrower, the Lenders and the Agent.

WHEREAS, the Security Agreement was recorded on      , 2005 with the Surface Transportation Board, Recordation No.      , and with the Registrar General of Canada, Recordation No.      .

1. Definitions. Except as otherwise defined in this Supplement, terms defined in the Security Agreement or by reference therein are used herein as defined therein.

2. Supplements. The Security Agreement shall be amended and supplemented as follows:

(a) Schedule A to the Security Agreement shall be amended and supplemented by Schedule A-1 hereto to include the Equipment and the Equipment Leases (relating to the Equipment but to and only to the extent relating to the Equipment) more fully described on Schedule A-1 hereto and Schedule A-1 hereto shall be deemed to be an addition to and part of Schedule A to the Security Agreement. The Borrower hereby assigns, mortgages, pledges, hypothecates, transfers and sets over to the Secured Party and grants the Secured Party a first priority lien on and security interest in all of the Borrower’s right, title and interest in and to such Equipment and Equipment Leases (relating to the Equipment but to and only to the extent relating to the Equipment) and agrees that such Equipment and Equipment Leases shall constitute Collateral subject to the grant of security by the Borrower set forth in Section 2.1 of the Security Agreement. Each reference to Schedule A in the Security Agreement, and each reference to Schedule A to the Security Agreement in any other Loan Documents, shall be deemed to be a reference to Schedule A as amended and supplemented by Schedule A-1 hereto. In connection herewith, the Borrower represents that it delivered to the Agent a supplemental schedule to Schedule A to the Loan Agreement, identifying the names of the Equipment Lessees under the Equipment Leases which are referenced on Schedule A-1 hereto.

[(b) Schedule A to the Security Agreement shall be amended further by deleting therefrom the Equipment and the Equipment Leases (relating to the Equipment but to and only to the extent relating to the Equipment) described on Schedule A-2 hereto and the Secured Party hereby agrees that such Equipment and Equipment Leases shall no longer be included in the Collateral, and hereby releases and terminates its lien on and security interest in, and all of its rights, title and interest, in and to, such Equipment and Equipment Leases. Schedule A-2 hereto shall be deemed to be a deletion from, and the Equipment and the Equipment Leases described thereon shall cease to be a part of, Schedule A to the Security Agreement. Each reference to Schedule A in the Security Agreement, and each reference to Schedule A to the Security Agreement in any other Loan Documents, shall be deemed to be a reference to Schedule A as amended by Schedule A-2 hereto, and each reference to Equipment or Equipment Leases in any other Loan Documents shall no longer include a reference to the equipment and the equipment leases described on Schedule A-2 hereto.]1

(c) It is hereby agreed that each reference to “this Security Agreement” in the Security Agreement, “hereunder”, “hereof” or words of like import referring to the Security Agreement, and each reference to the Security Agreement in each of the other Loan Documents, shall be deemed to be a reference to the Security Agreement as amended and supplemented by this Supplement.

[3. Release. The Secured Party hereby releases, and terminates its security interest in, and all of its right, title and interest in and to all of the Equipment and Equipment Leases listed on Schedule A-2 hereto.]2

4. Ratification. Except as expressly amended and supplemented hereby, the Security Agreement is and shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects, and no amendment or supplement in respect of any term or condition of the Security Agreement shall be deemed to be an amendment or supplement in respect of any other term or condition contained in the Security Agreement or any other Loan Document.

5. Counterparts. This Supplement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Supplement by signing any such counterpart.

6. Governing Law; Binding Effect. THIS SUPPLEMENT, INCLUDING THE VALIDITY THEREOF, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW JERSEY WITHOUT REGARD TO ITS OTHER CONFLICT OF LAWS PRINCIPLES. This Supplement shall be binding on the undersigned and its successors and permitted assigns and shall inure to the benefit of each of the Agent, the Lenders and the Borrower and their respective successors and assigns.

[signature page follows]

1 If applicable.

2 If applicable.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Supplement in one or more counterparts as of the date first set forth above.

THE ANDERSONS RAIL OPERATING I LLC

By:
Name:
Title:

SIEMENS FINANCIAL SERVICES, INC.,

as Agent

By:
Name:
Title:

[Signature Page to Supplement No. __]